POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Mario J. Gabelli, Bruce N. Alpert, and James E. McKee (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of THE GABELLI CAPITAL SERIES FUND, INC. (the "Fund"), and to file with the Securities and Exchange
Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $.001 per share, of the Fund, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Directors themselves might or could do.

         IN WITNESS WHEREOF, the undersigned officers and Directors have hereunto set their hands this 26th day of February, 1997.


                                            MARIO J. GABELLI
                                            Mario J. Gabelli
                                            Chairman and President and Director

                                             BRUCE N. ALPERT
                                             Bruce N. Alpert
                                             Vice President and Treasurer

                                             ANTHONY J. COLAVITA
                                             Anthony J. Colavita
                                             Director

                                             ARTHUR V. FERRARA
                                             Arthur V. Ferrara
                                             Director

                                             KARL OTTO POHL
                                             Karl Otto Pohl
                                             Director

                                             ANTHONY R. PUSTORINO
                                             Anthony R. Pustorino
                                             Director

                                              WERNER J. ROEDER
                                              Werner J. Roeder
                                              Director

                                              ANTHONIE C. VAN EKRIS
                                              Anthonie C. van Ekris
                                              Director